    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 1999



                                                    REGISTRATION NO. 333-85599-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1


                                       ON


                                    FORM S-8

                                       TO



                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*
                            ------------------------

                      E. I. DU PONT DE NEMOURS AND COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                              51-0014090
  (STATE OR OTHER JURISDICTION OF INCORPORATION OR             (I.R.S. EMPLOYER IDENTIFICATION NO.)
                    ORGANIZATION)

                               1007 MARKET STREET
                           WILMINGTON, DELAWARE 19898
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES; ZIP CODE)
                       PIONEER HI-BRED INTERNATIONAL INC.

                               STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                            ------------------------
                               GARY M. PFEIFFER,
          SENIOR VICE PRESIDENT -- FINANCE AND CHIEF FINANCIAL OFFICER
                      E. I. DU PONT DE NEMOURS AND COMPANY
                               1007 MARKET STREET
                           WILMINGTON, DELAWARE 19898
                                 (302) 774-1000
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                               LOU R. KLING, ESQ.
                           EILEEN NUGENT SIMON, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-3000
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED                PROPOSED
                                                                     MAXIMUM                 MAXIMUM
                                           AMOUNT TO BE           OFFERING PRICE            AGGREGATE
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED(1)             PER SHARE             OFFERING PRICE
------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.30 per
  share................                     3,000,000                  N/A                     N/A
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

------------------------------------  ----------------------
------------------------------------  ----------------------

                                            AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED   REGISTRATION FEE(2)
------------------------------------  ----------------------
Common Stock, par value $0.30 per
  share................                        N/A
-----------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------



 * Filed as a Post-Effective Amendment on Form S-8 to such S-4 Registration Statement pursuant to the procedure described herein. See "Introductory Statement".


(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plan ("Plan") listed above.

(2) Fee previously paid.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             INTRODUCTORY STATEMENT



     E. I. du Pont de Nemours and Company ("DuPont") hereby amends its Registration Statement on Form S-4 (No. 333-85599) by filing this Post-Effective Amendment No. 1 on Form S-8 relating up to 3,000,000 shares of common stock, par value $0.30 per share, of DuPont ("DuPont Common Stock"), issuable by DuPont under the Plan. All such shares of DuPont Common Stock were originally registered pursuant to the S-4.



     On October 1, 1999, Pioneer Hi-Bred International, Inc., an Iowa corporation ("Pioneer"), was merged (the "Merger") with and into Delta Acquisition Sub, Inc., an Iowa corporation and direct wholly-owned subsidiary of DuPont ("Merger Sub") pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 15, 1999, as amended, among DuPont, Pioneer and Merger Sub. Pursuant to the Merger Agreement, when the Merger was consummated (the "Effective Time"), among other things, each share of common stock of Pioneer issued and outstanding immediately prior to the Effective Time was converted into either a fraction of a share of DuPont Common Stock with a value of $40 or $40 in cash, subject to the limitation that approximately 45% of the total consideration paid by DuPont in respect of shares held by Pioneer shareholders other than DuPont was in cash and approximately 55% of such consideration was in DuPont Common Stock. Pursuant to the Merger, shares of DuPont Common Stock, rather than common stock of Pioneer, will be issuable under the Plan.



     The designation of this Post-Effective Amendment as Registration No. 333-85599-1 denotes that this Post-Effective Amendment relates only to the up to 3,000,000 shares of DuPont Common Stock issuable under the Plan and that this is the first Post-Effective Amendment to the S-4.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be filed with this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


     The following documents, which have been filed by DuPont with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement as of their respective dates:


     (1) DuPont's Annual Report on Form 10-K, as amended by the DuPont's filing on Form 10-K/A, for the year ended December 31, 1998;


     (2) DuPont's Quarterly Report on Form 10-Q, as amended by the DuPont's filing on Form 10Q/A, for the quarter ended March 31, 1999, and DuPont's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.



     (3) DuPont's Current Reports on Form 8-K as filed on January 27, February 1, February 4, March 1, March 10, March 12, March 15, March 15, April 16, April 27, June 14, July 2, July 12, July 14, July 28, August 2, August 9, August 11, August 16, September 1, September 15, October 8 and October 8, 1999; and


     All documents subsequently filed by DuPont pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF DUPONT COMMON STOCK.

     Holders of DuPont Common Stock are entitled to receive dividends that may be declared by the Board of Directors of DuPont from surplus or net earnings, but not until all cumulative dividends on preferred stock shall have been declared and set apart for payment at the annual rates of $4.50 a share for the $4.50 Series and $3.50 a share for the $3.50 Series. Holders of DuPont Common Stock have the right to vote on all questions to the exclusion of all other stockholders, except as otherwise expressly provided by law or unless DuPont shall be in default in the payment of dividends on preferred stock for a period of six months. In the latter event, until accumulated and unpaid dividends on preferred stock of all series shall have been paid, the holders of the outstanding preferred stock shall have the exclusive right, voting separately and as a class, to elect two directors, or if the total number of directors of DuPont be only three, then only one director, at each meeting of stockholders held for the purpose of electing directors.

     On liquidation, dissolution, or winding up of DuPont, whether voluntary or involuntary, after payments have been made to holders of preferred stock, holders of DuPont Common Stock have the right to share ratably the remaining assets available for distribution. In the event of voluntary liquidation, holders of preferred stock are entitled to accumulated dividends and $115 a share for the $4.50 Series and $107 a share for the $3.50 Series; in the event of involuntary liquidation, holders of both series are entitled to accumulated dividends and $100 a share. Holders of DuPont Common Stock do not have any preemptive rights.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


     The validity of the shares of DuPont Common Stock to be issued in connection with this Registration Statement will be passed upon by Peter C. Mester, Esq., Senior Counsel of DuPont. Peter C. Mester owns shares of DuPont Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under provisions of the Bylaws of DuPont, each person who is or was a director or officer of DuPont shall be indemnified by DuPont to the full extent permitted or authorized by the General Corporation Law of Delaware against any liability, cost or expense asserted against such director or officer and incurred by such director or officer in any such person's capacity as director or officer, or arising out of any such person's status as a director or officer. DuPont has purchased liability insurance policies covering its directors and officers to provide protection where DuPont cannot indemnify a director or officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.


  4.1 DuPont's Restated Certificate of Incorporation, defining the rights of the holders of DuPont Common Stock, incorporated by reference to DuPont's Current Report on Form 8-K filed on June 13, 1997.
  4.2 Pioneer Stock Option Plan
  5.1 Opinion of Peter C. Mester, Esq., Senior Counsel of DuPont, regarding the legality of the DuPont Common Stock covered by this Registration Statement.
 23.1 Consent of PricewaterhouseCoopers LLP.
 23.2 Consent of Peter C. Mester, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).
 24.1 Powers of Attorney (included on the signature page of the previously filed S-4 Registration Statement).


ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by DuPont pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on October 12, 1999.


                                         E. I. DU PONT DE NEMOURS AND COMPANY


                                         By:      /s/ GARY M. PFEIFFER

                                            ------------------------------------
                                             Gary M. Pfeiffer
                                             Senior Vice President -- Finance
                                             and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 12, 1999.



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                                  President, Chief Executive Officer
-----------------------------------------------------            and Chairman of the Board
              Charles O. Holliday, Jr.

                          *                                               Director
-----------------------------------------------------
                 Curtis J. Crawford

                          *                                               Director
-----------------------------------------------------
                 Louisa C. Duemling

                          *                                               Director
-----------------------------------------------------
                  Edward B. duPont

                          *                                               Director
-----------------------------------------------------
                   Lois D. Juliber

                          *                                               Director
-----------------------------------------------------
                    Goran Lindahl

                                                                          Director
-----------------------------------------------------
                  William K. Reilly

                          *                                               Director
-----------------------------------------------------
                H. Rodney Sharp, III

                          *                                               Director
-----------------------------------------------------
                   Charles M. Vest

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                                                                          Director
-----------------------------------------------------
                  Sanford I. Weill

                          *                                               Director
-----------------------------------------------------
                Edgar S. Woolard, Jr.

              *By: /s/ GARY M. PFEIFFER
  ------------------------------------------------
                  Gary M. Pfeiffer
                 (Attorney-In-Fact)

                                 EXHIBIT INDEX


EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
  4.1     DuPont's Restated Certificate of Incorporation, defining the rights of the holders of DuPont Common Stock, incorporated by reference to DuPont's Current Report on Form 8-K filed on
          June 13, 1997.
  4.2     Pioneer Stock Option Plan
  5.1     Opinion of Peter C. Mester, Esq., Senior Counsel of DuPont,
          regarding the legality of the DuPont Common Stock covered by this Registration Statement
 23.1     Consent of PricewaterhouseCoopers LLP
 23.2     Consent of Peter C. Mester, Esq. (contained in the opinion filed as Exhibit 5.1 hereto)
 24.1     Powers of Attorney (included on the signature page of the
          previously filed S-4 Registration Statement)